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                                                                  EXHIBIT 4.6(b)




                           MASTER CORPORATE GUARANTY


                 Pioneer Americas Acquisition Corp., a Delaware corporation (the "Borrower") has requested that Bank of America Illinois ("BAI") and the other Lenders now or hereafter party to the Loan Agreement (as defined below) (the "Lenders"), provide certain financial accommodations to the Borrower. As one of the conditions to providing financing to the Borrower, BAI, as agent for itself and each of the other Lenders ("Agent"), has required that each of the subsidiaries of Borrower set forth on Exhibit A attached hereto (collectively, "Guarantors", and individually a "Guarantor") guaranty the obligations of the Borrower to Agent and the Lenders.

                 For value received and in consideration of any loan, advance, or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by Agent and the Lenders, each Guarantor jointly and severally unconditionally guaranties the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all "Liabilities" as such term is defined in that certain Loan and Security Agreement among the Borrower, Agent and the Lenders of even date herewith (the "Loan Agreement") (all such Liabilities being hereinafter referred to as "Borrower's Obligations"). Each Guarantor further agrees to pay all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees and expenses paid or incurred by Agent or the Lenders in endeavoring to collect all or any part of Borrower's Obligations from, or in prosecuting any action against, any Guarantor or any other guarantor of all or any part of Borrower's Obligations.

                 Each Guarantor hereby agrees that its obligations under this Master Corporate Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Borrower's Obligations or any part thereof, or of any promissory note or other document evidencing all or any part of Borrower's Obligations, (ii) the absence of any attempt to collect Borrower's Obligations from the Borrower, any Guarantor or any other guarantor, or other action to enforce the same, (iii) the waiver or consent by Agent or the Lenders with respect to any provision of any instrument evidencing Borrower's Obligations, or any part thereof, or any other agreement now or hereafter executed by the Borrower and delivered to Agent and the Lenders, (iv) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrower's Obligations, for its benefit or the ratable benefit of the Lenders, (v) Agent's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended (the "Bankruptcy Code") of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the Borrower as debtor-in- possession, under
Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent and the Lenders' claim(s) for repayment of Borrower's Obligations, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or a guarantor.
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                 Until the Payment Liabilities have been repaid in full and there is no further commitment to make Loans or issue Letters of Credit under the Loan Agreement, no payment made by or for the account or benefit of any Guarantor (including without limitation (i) a payment made by the Borrower in respect of Borrower's Obligations, (ii) a payment made by any Guarantor in respect of Borrower's Obligations, (iii) a payment made by any person under any other guaranty of Borrower's Obligations or (iv) a payment made by means of set-off or other application of funds by Agent or the Lenders) pursuant to this Master Corporate Guaranty shall entitle any Guarantor, by subrogation or otherwise, to any payment by the Borrower or from or out of any property of the Borrower, and no Guarantor may exercise any right or remedy against the Borrower or any property of the Borrower including, without limitation, any right of contribution or reimbursement by reason of any performance by such Guarantor under this Master Corporate Guaranty. The provisions of this paragraph shall survive the termination of this Master Corporate Guaranty or the release or discharge of any and all Guarantors from liability hereunder. Each Guarantor and Agent hereby agree that the Borrower is and shall be a third party beneficiary of the provisions of this paragraph.

                 Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to Borrower's Obligations and all demands whatsoever, and covenants that this Master Corporate Guaranty will not be discharged, except by complete and irrevocable payment and performance of the obligations and liabilities contained herein.
No notice to any party, including any Guarantor, shall be required for Agent to make demand hereunder. Such demand shall constitute a mature and liquidated claim against each Guarantor. Upon any Event of Default (as defined in the Loan Agreement) by the Borrower as provided in any instrument or document evidencing all or any part of Borrower's Obligations, including without limitation the Loan Agreement, Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor, or all of the Guarantors, to collect and recover the full amount or any portion of Borrower's Obligations, without first proceeding against the Borrower, any other Guarantor, or any other person, firm, or corporation, or against any security or collateral for Borrower's Obligations. Agent shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, the Borrower or from any other person, firm or corporation, on account of Borrower's Obligations or of any other liability of any Guarantor to Agent and the Lenders.

                 Agent and the Lenders are hereby authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, to, from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Borrower's Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to Agent and the Lenders; (ii) accept partial payments on Borrower's Obligations; (iii) take and hold security or collateral for the payment of Borrower's Obligations guaranteed hereby, or for the payment of this Master Corporate Guaranty, or for the payment of any other guaranties or Borrower's Obligations or other liabilities of the Borrower, and exchange,


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enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Borrower's Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of any Guarantor hereunder.

                 At any time after maturity of Borrower's Obligations, Agent may, in its sole discretion, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward payments of Borrower's Obligations (i) any indebtedness due or to become due from Agent or any of the Lenders to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of Agent or any of the Lenders or any affiliates thereof, whether for deposit or otherwise.

                 Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Borrower's Obligations and of all other circumstances bearing upon the risk of nonpayment of Borrower's Obligations or any part thereof that diligent inquiry would reveal and each Guarantor hereby agrees that Agent shall have no duty to advise any Guarantor of information known to Agent or the Lenders regarding such condition or any such circumstances. Each Guarantor hereby acknowledges familiarity with the Borrower's financial condition and has not relied on any statements by Agent or the Lenders in obtaining such information. In the event Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Agent wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

                 Notwithstanding any provision of this Master Corporate Guaranty to the contrary, it is intended that this Master Corporate Guaranty, and any liens and security interests granted by any Guarantor to secure this Master Corporate Guaranty, not constitute a "Fraudulent Conveyance" (as defined below) by any Guarantor. Consequently, each Guarantor agrees that if this Master Corporate Guaranty, or any liens or security interests securing this Master Corporate Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance by it, this Master Corporate Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Master Corporate Guaranty or such lien or security interest to constitute a Fraudulent Conveyance by such Guarantor, and this Master Corporate Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable





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fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

                 Each Guarantor consents and agrees that Agent shall be under no obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of Borrower's Obligations. Each Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to Agent, or Agent receives any proceeds of collateral, for its benefit and the ratable benefit of the Lenders, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, its estate, trustee, receiver or any other party, including without limitation any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, Borrower's Obligations or the part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred and this Master Corporate Guaranty shall continue to be in existence and in full force and effect, irrespective of whether any evidence of indebtedness has been surrendered or canceled.

                 Each Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Master Corporate Guaranty. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of Borrower's Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other Guarantor or guarantor of all or any part of Borrower's Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Agent, for its benefit and the ratable benefit of the Lenders, to secure payment of Borrower's Obligations.

                 No delay on the part of Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent of any right or remedy shall preclude any further exercise thereof; nor shall any modification or waiver of any of the provisions of this Master Corporate Guaranty be binding upon Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered on Agent's behalf by an authorized officer or agent of Agent. Agent's or the Lenders' failure at any time or times hereafter to require strict performance by the Borrower or any Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, guaranty, instrument or document now or at any time or times hereafter executed by the Borrower or any Guarantor and delivered to Agent and the Lenders shall not waive, affect or diminish any right of Agent and the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or





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knowledge of Agent or the Lenders, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Agent, and directed to the Borrower or a Guarantor, as applicable, specifying such waiver. No waiver by Agent and the Lenders of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Agent or the Lenders permitted hereunder shall in any way affect or impair Agent's or the Lenders' rights or the obligations of any Guarantor under this Master Corporate Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to Agent and the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

                 This Master Corporate Guaranty shall terminate upon payment of all of the Payment Liabilities (as defined in the Loan Agreement) and the termination of the Loan Agreement in connection with its terms.

                 This Master Corporate Guaranty shall be binding upon each Guarantor and upon the successors and permitted assigns of such Guarantor and shall inure to the benefit of Agent's and the Lenders' respective successors and assigns; all references herein to the Borrower shall be deemed to include their successors and permitted assigns and all references herein to Agent or the Lenders shall be deemed to include their successors and assigns. The Borrower's successors and permitted assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower. All references to the singular shall be deemed to include the plural where the context so requires.

                 EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS AND WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SERVICE OF PROCESS UPON IT BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH BELOW SUCH GUARANTOR'S SIGNATURE AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO SUCH GUARANTOR'S AGENT SET FORTH BELOW. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS. THE BORROWER, EACH GUARANTOR AND AGENT EACH HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY. BORROWER AND EACH GUARANTOR FURTHER WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF AGENT. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER





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PERMITTED BY LAW OR AFFECT THE RIGHT OF AGENT TO BRING ANY ACTION OR PROCEEDING
AGAINST ANY GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 THIS MASTER CORPORATE GUARANTY SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF ILLINOIS.

                 Wherever possible each provision of this Master Corporate Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Master Corporate Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Master Corporate Guaranty.

                 Each Guarantor hereby certifies that it has all necessary corporate authority to grant and execute this Master Corporate Guaranty.

                 The obligations of each Guarantor are secured by that certain Master Collateral Security Agreement, of even date herewith, between Agent and each Guarantor.





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                 IN WITNESS WHEREOF, this Master Corporate Guaranty has been duly executed by each Guarantor listed below this 17th day of June, 1997.

                                     EACH OF THE SUBSIDIARIES SET FORTH ON
                                     EXHIBIT A HERETO


                                     By /s/ PHILIP J. ABLOVE
                                        ---------------------------------------

                                     Vice President of each of such Subsidiaries



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                                   EXHIBIT A


PIONEER AMERICAS, INC.
PIONEER CHLOR ALKALI COMPANY, INC.
IMPERIAL WEST CHEMICAL CO.
ALL-PURE CHEMICAL CO.
ALL-PURE CHEMICAL NORTHWEST, INC.
BLACK MOUNTAIN POWER COMPANY